EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (Registration No. 333-208935) of our report dated March 30, 2016 relating to the financial statements of OncoCyte Corporation, which appears in this Annual Report on Form 10-K.

/s/ OUM & CO. LLP

San Francisco, California
March 30, 2016